UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On May 12, 2015, Bridgepoint Education, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting"), at which the Company's stockholders (i) elected Andrew S. Clark and Patrick T. Hackett as Class III directors for a three-year term to expire at the 2018 Annual Meeting of Stockholders and (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. These proposals are more fully described in the Company's definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on March 31, 2015. As of March 20, 2015, the record date for the Annual Meeting, there were 45,475,921 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 43,554,578 shares of the Company's common stock were represented in person or by proxy.
The final voting results with respect to each matter voted upon at the Annual Meeting were as follows:
Proposal 1 - Election of two Class III directors, Andrew S. Clark and Patrick T. Hackett, for a three-year term to expire at the 2018 Annual Meeting of Stockholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew S. Clark	40,070,692	258,189	3,225,697
Patrick T. Hackett	34,883,866	5,445,015	3,225,697
Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
43,486,121	37,093	31,364	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel